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                                                                    Exhibit 22.2



              S U B S I D I A R I E S   O F   R E G I S T R A N T



                                  [FLOW CHART]



* GAINSCO Service Corp. owns the charter and management contract, thereby giving it 100% control of GAINSCO County Mutual Insurance Company.